SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2017

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35973	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA 95448
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431.4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.	Shareholder Director Nominations.

To the extent applicable, the information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.

The Board of Directors of Truett-Hurst, Inc., a Delaware corporation (the “Company”), has established May 19, 2017 as the date of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Because the date of the 2016 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s 2015 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change. Stockholders of record as of the close of business on March 20, 2017 will be entitled to notice of, and to vote at, the 2016 Annual Meeting. The exact time and location of the 2016 Annual Meeting will be specified in the Company’s proxy statement for the 2016 Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must ensure that such proposal is received by the Company’s Secretary, at 125 Foss Creek Circle, Healdsburg, CA 95448, on or prior to March 23, 2017, which the Company has determined to be a reasonable time before it expects to begin to publish and send notice of its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/ Evan B. Meyer
Evan B. Meyer
Chief Financial Officer
Date: March 10, 2017